Exhibit 10.2

REVOLVING NOTE

$10,000,000	March 29, 2013

1. FOR VALUE RECEIVED, UNIVERSAL INSURANCE HOLDINGS, INC., a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to the order of DEUTSCHE BANK TRUST COMPANY AMERICAS (the “Lender”), at 345 Park Avenue, 14th Floor, New York, New York 10154, or such other office as Lender designates, the principal sum of TEN MILLION DOLLARS ($10,000,000), or, if less, the unpaid principal amount of the Loan, together with accrued interest thereon, in lawful money of the United States of America. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Loan Agreement.

2. The unpaid principal amount of this note (as same may be amended, supplemented, renewed, extended, replaced, or restated from time to time, this “Note”) shall be payable in full on the MATURITY DATE.

3. The unpaid principal amount of this Note shall bear interest from the date of borrowing until the Maturity Date in accordance with Sections 2.6 and 8.13 of the Loan Agreement. Interest on this Note shall be payable in accordance with Sections 2.6, 2.7 and 8.13 of the Loan Agreement.

4. All continuations of LIBOR Advances hereunder, and all payments made with respect thereto, may be recorded by Lender from time to time on grid(s) which may be attached hereto, or Lender may record such information by such other method as Lender may generally employ; provided, however, that failure to make any such entry shall in no way reduce or diminish Borrower’s obligations hereunder. The aggregate unpaid amount of the Loan set forth on grid(s) which may be attached hereto shall be rebuttably presumptive evidence of the unpaid principal amount of this Note.

5. This Note has been executed and delivered pursuant to that certain Revolving Loan Agreement (the “Loan Agreement”), dated as of the date hereof, by and between Lender and Borrower, and is the “Note” referred to therein. This Note evidences the Loan made under the Loan Agreement, and the holder of this Note shall be entitled to the benefits provided in the Loan Agreement. Reference is hereby made to the Loan Agreement for a statement of: (a) the prepayment rights and obligations of Borrower; and (b) the rights of Lender to accelerate the payments hereunder upon the occurrence of an Event of Default or otherwise.

6. If this Note, or any installment or payment due hereunder, is not paid when due or if it is collected through a bankruptcy, probate or other court, Borrower agrees to pay all reasonable out of pocket costs of collection, including, but not limited to, Attorney Costs incurred by the holder hereof and costs of appeal, in each case, solely as provided in the Loan Agreement. All past due principal of, and, to the extent permitted by applicable law, past due interest on, this Note shall bear interest until paid at the Default Rate as provided in the Loan Agreement.

7. Borrower and all sureties, endorsers, guarantors and other parties ever liable for payment of any sums payable pursuant to the terms of this Note, jointly and severally waive demand, presentment for payment, protest, notice of protest, notice of acceleration, notice of intent to accelerate, diligence in collection, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payment, or any releases or substitutions of any security, or any delay, indulgence, or other act of any trustee or any holder hereof.

8. This Note shall be governed by and construed in accordance with the laws of the State of New York. Sections 8.8 and 8.9 of the Loan Agreement are incorporated herein by reference.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, Borrower has executed this instrument as of the date set forth above.

BORROWER: UNIVERSAL INSURANCE HOLDINGS, INC.

By:	/s/ Sean P. Downes
Name: Sean P. Downes Title: CEO

STATE OF FLORIDA	)
	)	SS.:
COUNTY OF BROWARD	)

On the 29 day of March, 2013, before me, the undersigned, a notary public in and for said state, personally appeared Sean Downes, the CEO of Universal Insurance Holdings, Inc., personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Yelena Chapman
Notary Public